Sub Item 77Q1(g)

The merger and reorganization agreements relevant to information provided under NSAR 77M are incorporated by reference:

N-14AE                          File 333-140653
BARON CAPITAL FUNDS TRUST – Baron Capital Asset Fund
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST – Growth Opportunities Fund

N-14                                File 333-139398
JEFFERSON PILOT VARIABLE FUND, INC. – S&P 500 Index Portfolio
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST – Core Fund

N-14                                File 333-139397
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
Growth Fund

N-14                                File 333-139245
JEFFERSON PILOT VARIABLE FUND, INC.
MONEY MARKET PORTFOLIO

N-14                                File 333-139242
JEFFERSON PILOT VARIABLE FUND, INC.

HIGH YIELD BOND PORTFOLIO

N-14                                File 333-139241
JEFFERSON PILOT VARIABLE FUND, INC.
GROWTH PORTFOLIO

N-14                                File 333-139240
JEFFERSON PILOT VARIABLE FUND, INC.
BALANCED PORTFOLIO

DEF 14A               File 811-04161
JEFFERSON PILOT VARIABLE FUND, INC.
WORLD GROWTH STOCK PORTFOLIO
STRATEGIC GROWTH PORTFOLIO
SMALL-CAP VALUE PORTFOLIO
INTERNATIONAL EQUITY PORTFOLIO
CAPITAL GROWTH PORTFOLIO
MID-CAP VALUE PORTFOLIO
VALUE PORTFOLIO
SMALL COMPANY PORTFOLIO
MID-CAP GROWTH PORTFOLIO